                            EXHIBIT 2

         INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
                       AND DIRECTORS OF TRS


     The following information sets forth the name, business address and present principal occupation of each of the directors and executive officers of TRS. The business address of each director and executive officer of TRS is American Express Tower, World Financial Center, New York, New York 10285.
Each of the directors and executive officers of TRS is a citizen of the United States.

                         BUSINESS ADDRESS AND PRESENT
NAME                     PRINCIPAL OCCUPATION

Harvey Golub             Chairman and Chief Executive Officer
                         American Express Company

Walter S. Berman         Executive Vice President and Chief
                           Financial Officer
                         American Express Travel Related Services
                           Company, Inc.
                         Treasurer
                         American Express Company

Kenneth I. Chenault      Vice Chairman, American Express Company;
                         President, U.S.A., American Express
                           Travel Related Services Company, Inc.

Louise M. Parent         Executive Vice President and General Counsel
                         American Express Company


























EXECUTIVE OFFICERS OF TRS WHO ARE NOT DIRECTORS


                         BUSINESS ADDRESS AND PRESENT
NAME                     PRINCIPAL OCCUPATION

Bonnie J. Stedt          Executive Vice President, Human Resources
                         American Express Travel Related Services
                           Company, Inc.
















































